UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

As previously disclosed, on March 21, 2016, APLP Holdings Limited Partnership (“APLP Holdings”), a wholly-owned indirect subsidiary of Atlantic Power Corporation (TSX: ATP; NYSE: AT) (the “Company”), launched the syndication of new senior secured credit facilities.  On April 13, 2016, APLP Holdings entered into a Credit and Guaranty Agreement by and among APLP Holdings, the Company and certain subsidiaries of APLP Holdings, as guarantors, the Lenders signatory thereto, Goldman Sachs Bank USA and Bank of America, N.A. (“Bank of America”), as L/C Issuers, Goldman Sachs Lending Partners LLC (“Goldman Sachs”) and Bank of America, as Joint Syndication Agents, Goldman Sachs as Administrative Agent and as Collateral Agent, and Goldman Sachs, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), RBC Capital Markets (“RBC”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, and Industrial and Commercial Bank of China, in their respective capacities as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”).

The Credit Agreement provides for new senior secured credit facilities comprising $700 million in aggregate principal amount of senior secured term loans (the “New Term Loans”) and $200 million in aggregate principal amount of senior secured revolving credit commitments which may be utilized for the issuance of letters of credit and/or revolving loans and, of which up to $10 million may be made available as short-term borrowings upon same-day notice, referred to as Swing Line Loans (the “New Revolver” and, together with the New Term Loans, the “New Credit Facilities”). Unless otherwise noted, all dollar amounts in this Current Report are presented in U.S. dollars.

Borrowings under the New Credit Facilities are available in U.S. dollars and Canadian dollars and bear interest at a rate equal to the Adjusted Eurodollar Rate, the Base Rate or the Canadian Prime Rate (each as defined in the Credit Agreement), as applicable, plus an applicable margin between 4.00% and 5.00% that varies depending on whether the loan is a Eurodollar Rate Loan, Base Rate Loan, or Canadian Prime Rate Loan (each, as defined in the Credit Agreement).  The New Term Loans include a 3% original issue discount. The New Term Loans mature on April 12, 2023.  The revolving commitments under the New Revolver terminate on April 12, 2021.  Letters of credit are available to be issued under the New Revolver until 30 days prior to the Letter of Credit Expiration Date under, and as defined in, the Credit Agreement.  In addition to paying interest on outstanding principal under the New Credit Facilities, APLP Holdings is required to pay a commitment fee with respect to the revolving commitments under the New Revolver that is equal to 0.75% times the average of the daily difference between (A) the revolving commitments and (B) all outstanding revolving loans (excluding swing line loans) plus amounts available to be drawn under letters of credit and all outstanding reimbursement obligations with respect to drawn letters of credit.

The New Credit Facilities are secured by a pledge of the equity interests in APLP Holdings and certain of its subsidiaries, guaranties from certain of the subsidiaries of APLP Holdings (the “Subsidiary Guarantors”), a downstream guarantee from the Company, a limited recourse guaranty from Atlantic Power GP II, Inc., the entity that holds all of the APLP Holdings equity, a pledge of certain material contracts and certain mortgages over material real estate rights, an assignment of all revenues, funds and accounts of APLP Holdings and its subsidiaries (subject to certain exceptions), and certain other assets.  The New Credit Facilities also have the benefit of a debt service reserve account, which is required to be funded and maintained at the debt service reserve requirement, equal to six months of debt service.  Atlantic Power Limited Partnership (“APLP”), a wholly-owned, indirect subsidiary of the Company, is a party to an existing indenture governing its Cdn$210 million aggregate principal amount of 5.95% Medium Term Notes due June 23, 2036 (the “MTNs”) that prohibits APLP (subject to certain exceptions) from granting liens on its assets (and those of its material subsidiaries) to secure indebtedness, unless the MTNs are secured equally and ratably with such other indebtedness.  Accordingly, in connection with the execution of the Credit Agreement, APLP Holdings has granted an equal and ratable security interest in the collateral package securing the New Credit Facilities in favor of the trustee under the indenture governing the MTNs for the benefit of the holders of the MTNs.

The Credit Agreement contains customary representations, warranties, terms and conditions, and covenants.  The negative covenants include a requirement that APLP Holdings and its subsidiaries maintain a Leverage Ratio (as defined in the Credit Agreement) ranging from 6.00:1.00 in 2016 to 4.25:1.00 from June 30, 2020, and an Interest Coverage Ratio (as defined in the Credit Agreement) ranging from 2.75:1.00 in 2016 to 4.00:1.00 from June 30, 2022.  In addition, the Credit Agreement includes customary restrictions and limitations on APLP Holdings’ and its subsidiaries’ ability to (i) incur additional indebtedness, (ii) grant liens on any of their assets, (iii) change their conduct of business or enter into mergers, consolidations, reorganizations, or certain other corporate transactions, (iv) dispose of assets, (v) modify material contractual obligations, (vi) enter into affiliate transactions, (vii) incur capital expenditures, and (viii) make dividend payments or other distributions, in each case subject to certain exceptions and other customary carve-outs and various thresholds.

Under the Credit Agreement, if a Change of Control (as defined in the Credit Agreement) occurs, unless APLP Holdings elects to make a voluntary prepayment of the term loans under the New Credit Facilities, it will be required to offer each electing lender to prepay such lender’s term loans under the New Credit Facilities at a price equal to 101% of par.  In addition, in the event that APLP Holdings elects to repay, prepay, refinance or replace all or any portion of the term loan facilities within one year from the initial funding date under the Credit Agreement, it will be required to do so at a price of 101% of the principal amount so repaid, prepaid, refinanced or replaced.

The Credit Agreement also contains a mandatory amortization feature and other mandatory prepayment provisions, including prepayments:

•                  from the proceeds of assets sales (except from the sale proceeds of certain excluded projects), insurance proceeds, and incurrence of indebtedness, in each case subject to applicable thresholds and customary carve-outs; and

•                  in respect of excess cash flow, to be determined by using the greater of (i) 50% of the cash flow of APLP Holdings and its subsidiaries that remains after the application of funds, in accordance with a customary priority, to operations and maintenance expenses of APLP Holdings and its subsidiaries, debt service on the New Credit Facilities and the MTNs, funding of the debt service reserve account, debt service on other permitted debt of APLP Holdings and its subsidiaries, capital expenditures permitted under the Credit Agreement, and payment on the preferred equity issued by Atlantic Power Preferred Equity Ltd., a subsidiary of APLP Holdings or (ii) such other amount up to 100% of the cash flow described in clause (i) above that is required to reduce the aggregate principal amount of New Term Loans outstanding to achieve a target principal amount that declines quarterly based on a pre-determined specified schedule.  Failure to achieve the specified target principal amount for any quarter does not constitute a default by APLP Holdings.

Under certain conditions the lending commitments under the Credit Agreement may be terminated by the lenders and amounts outstanding under the Credit Agreement may be accelerated.  Such events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of APLP Holdings and its subsidiaries, bankruptcy, material judgments rendered against APLP Holdings or certain of its subsidiaries, certain ERISA or regulatory events, solely with respect to the New Revolver, a Change of Control of APLP Holdings, or defaults under certain guaranties and collateral documents securing the New Credit Facilities, in each case subject to various exceptions and notice, cure and grace periods.

On April 13, 2016, $700 million was drawn under the New Term Loan, bearing interest at the Adjusted Eurodollar Rate plus the applicable margin of 5.00%, and letters of credit in an aggregate face amount of $105.8 million were issued (but not drawn) pursuant to the revolving commitments under the New Revolver and used (i) to fund a debt service reserve in an amount equivalent to six months of debt service (approximately $25.3 million), and (ii) to support contractual credit support obligations of APLP Holdings and its subsidiaries and of certain other affiliates of the Company.

The Company and its subsidiaries have used or will use the proceeds from the New Term Loan to:

•                  optionally prepay or redeem in whole, at a price equal to par plus accrued interest, APLP’s existing senior secured term loan, maturing in February 2021,  in an aggregate principal amount outstanding as of April 13, 2016 of $447.9 million;

•                  optionally prepay or redeem in whole, at a price equal to par plus accrued interest (i) the Company’s outstanding Cdn$67.2 million 6.25% Convertible Unsecured Subordinated Debentures, Series A, maturing in March 2017 (the “Series A Debentures”) and (ii) the Company’s outstanding Cdn$75.8 million 5.60% Convertible Unsecured Subordinated Debentures, Series B, maturing in June 2017 (the “Series B Debentures”)  (total US$ equivalent of $110.1 as of March 31, 2016);

•                  pay transaction costs and expenses; and

•                  make a distribution to the Company from remaining proceeds of approximately $106.0 million, which the Company may use for any corporate purpose, which may include, at the discretion of the Company, taking into account available funds, market conditions and other relevant factors, repurchase of the Company’s $105.3 million of 5.75% Convertible Unsecured Subordinated Debentures, Series C, due June 2019, the Company’s Cdn$81.0 million of 6.00% Convertible Unsecured Subordinated Debentures, Series D, due December 2019 and the Company’s preferred and common equity and other potential initiatives to reshape the Company’s capital structure.

Revolving Loans and Swing Line Loans under the New Revolver may be used for ongoing working capital requirements and general corporate purposes of APLP Holdings, the Company, and the Subsidiary Guarantors, including funding acquisitions; provided that no more than $100 million of Revolving Loans and Swing Line Loans may be used for repayment or redemption of indebtedness existing as of the date of the Credit Agreement (but such proceeds cannot be used to redeem or repay indebtedness incurred after such date).

From time to time, in the ordinary course of their business, certain lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

This description of the Credit Agreement and the New Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.  The Credit Agreement replaces APLP’s existing $600 million senior secured term loan and APLP’s existing $210 million senior secured revolving credit facility (together, the “Prior Credit Facility”), which were terminated concurrently with the utilization of the New Credit Facilities described above.  The description of the material terms and conditions of the Credit and Guaranty Agreement, dated as of February 24, 2014, among APLP as Borrower, certain subsidiaries of APLP, as guarantors, the Lenders signatory thereto, Goldman Sachs and Merrill Lynch, as Joint Syndication Agents, Goldman Sachs as Administrative Agent and as Collateral Agent, Goldman Sachs and Merrill Lynch as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A. (“UB”) and RBC as Revolver Joint Lead Arrangers and Revolver Joint Bookrunners and UB and Royal Bank of Canada as Revolver Co-Documentation Agents  under “Item 1.01. Entry into a Material Definitive Agreement” in the Current Report on Form 8-K of the Company filed on February 26, 2014 is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2016, the Prior Credit Facility contained certain guaranties, which were terminated in connection with the termination of the Prior Credit Facility.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 13, 2016, APLP entered into the Credit Agreement described in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which information is incorporated by reference into this Item 2.03.

On April 13, 2016, $700 million was drawn under the senior secured term loan facility, bearing interest at the Adjusted Eurodollar Rate plus the applicable margin of 5.00%, and letters of credit in an aggregate face amount of $105.8 million were issued (but not drawn) pursuant to the revolving commitments under the senior secured revolving facility.  Such proceeds and letters of credit were used for the purposes described in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which information is incorporated by reference into this Item 2.03.

Item 7.01.             Regulation FD Disclosure.

In connection with the closing of the New Credit Facilities, the Company issued a press release.  A copy of the Company’s press release is attached as Exhibit 99.1 hereto and  is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 8.01.             Other Events.

Redemption of Debentures

On April 13, 2016, the Company deposited proceeds from the New Term Loans in the amount of Cdn$145.2 (total US$ equivalent of $111.8 as of April 13, 2016) (the “Redemption Proceeds”) with Computershare Trust Company of Canada to fund the redemption of (i) the Company’s outstanding Cdn$67,191,000 Series A Debentures, and (ii) the Company’s outstanding Cdn$75,761,000 Series B Debentures (collectively, the “Debentures”). The Redemption Proceeds represent the total aggregate principal amount plus accrued and unpaid interest on the Debentures. Notice of the intention to redeem the Debentures was provided by the Company to holders of the Debentures on April 13, 2016 and the date of redemption has been set as May 13, 2016 in accordance with the terms of the trust indenture dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada, as supplemented by the first supplemental indenture dated as of October 20, 2010.

Reorganization

As previously disclosed on March 21, 2016, concurrent with the closing of the Credit Agreement, two other indirect, wholly-owned subsidiaries of the Company — Atlantic Power Transmission, Inc. and Atlantic Power Generation, Inc. — were contributed to APLP Holdings.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Credit and Guaranty Agreement, dated as of April 13, 2016, among APLP Holdings Limited Partnership, as Borrower, Atlantic Power Corporation, as guarantor, Certain Subsidiaries of APLP Holdings Limited Partnership, as Guarantors, Various Lenders, Goldman Sachs Bank USA and Bank of America, N.A., as L/C Issuers, Goldman Sachs Lending Partners LLC and Bank of America, N.A., as Joint Syndication Agents, Goldman Sachs Lending Partners LLC as Administrative Agent and Collateral Agent, and Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, and Industrial and Commercial Bank of China, in their respective capacities as Joint Lead Arrangers and Joint Bookrunners.

10.2	Securities Pledge Agreement, dated as of April 13, 2016, among Atlantic Power Corporation, Atlantic Power GP II, Inc. and Goldman Sachs Lending Partners LLC as Collateral Agent.
99.1	Press Release of the Company, dated April 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: April 13, 2016	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit and Guaranty Agreement, dated as of April 13, 2016, among APLP Holdings Limited Partnership, as Borrower, Atlantic Power Corporation, as guarantor, Certain Subsidiaries of APLP Holdings Limited Partnership, as Guarantors, Various Lenders, Goldman Sachs Bank USA and Bank of America, N.A., as L/C Issuers, Goldman Sachs Lending Partners LLC and Bank of America, N.A., as Joint Syndication Agents, Goldman Sachs Lending Partners LLC as Administrative Agent and Collateral Agent, and Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, and Industrial and Commercial Bank of China, in their respective capacities as Joint Lead Arrangers and Joint Bookrunners.

10.2	Security Pledge Agreement, dated as of April 13, 2016, among Atlantic Power Corporation, Atlantic Power GP II, Inc. and Goldman Sachs Lending Partners LLC as Collateral Agent.
99.1	Press Release of the Company, dated April 13, 2016.